Paivis, Corp. Announces It Has Signed a Binding Term Sheet to Be Acquired by/Merged With Trustcash Holdings, Inc.

ATLANTA, GA--(Marketwire - October 08, 2007) - PAIVIS, Corp. ("PAIVIS" or the "Company") (OTCBB: PAVC) today announces it has signed a binding Summary of Proposed Terms ("Term Sheet") outlining the terms for a proposed merger with Trustcash Holdings, Inc. ("Trustcash"). The transaction provides for Trustcash to acquire all of the issued and outstanding Common and Preferred shares of Paivis; on a share for share basis.

The two companies are working diligently towards completing a Definitive Agreement in the next couple of weeks and a closing as soon as practicable. The Term Sheet is subject to completion of financial and legal due diligence, the signing of a Definitive Agreement on or before October 15, 2007 and other conditions.

Edwin Kwong, Interim CEO, of PAIVIS stated: "This transaction has moved forward at a quick pace and we believe together we can be a major player in the prepaid arena. We are working hard to build value for our shareholders and are confident in our plan to obtain an excellent set of terms for our shareholders in this merger. We look forward to executing a definitive agreement shortly."

As developments progress and the details of a transaction emerge, the Company will make the appropriate announcements and disclosures that are required.

Although management is encouraged at this stage of the discussions to the point where management believes that the parties to the negotiations anticipate finalizing a Definitive Agreement, no assurances can be given that an acquisition or merger transaction will be agreed to by the parties or that such a transaction will be approved by our shareholders, if required.

About Paivis, Corp.

Paivis, Corp. is a wholesale telecommunications carrier that sells prepaid "point-of-sale activated" and live cards. Paivis generates its revenues through the sale of prepaid calling cards and wireless services, and international wholesale termination. Products are sold throughout many of the country's major retail outlets, including Duane Reade, 7-Eleven, and Chevron.

About Trustcash

Through its Trustcash brand and website www.trustcash.com, the Company is a pioneer of anonymous payment systems for the internet. It developed a business based on the sale of a stored value card (both virtual and physical) that can be used by consumers to make secure and anonymous purchases on the internet without disclosing their credit card or personal information. Trustcash provides to its customers the "Trustcash™" payment card, which is sold in denominations ranging from $10 to $200 either online, through any of over 500 websites, or at over 50,000 retail locations in the United States via MoneyGram. Trustcash's non-reloadable, virtual Trustcash card is the only "stored value card" that can be purchased where no personal data is stored or available, providing a unique level of both security and privacy to the purchaser.

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (the "PLSLRA") provides a "safe harbor" for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.

Statements contained herein that are not based on historical fact, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "could" and other similar expressions, constitute forward-looking statements under the PSLRA. PAIVIS intends that such forward-looking statements be subject to the safe harbor created thereby. Such forward-looking statements are based on current assumptions but involve known and unknown risks and uncertainties that may cause PAIVIS actual results, performance or achievements to differ materially from current expectations. These risks include economic, competitive, governmental, technological and other factors discussed in PAIVIS annual, quarterly and other periodic public filings on record with the Securities and Exchange Commission which can be viewed free of charge on its website at http://www.sec.gov.

Contacts:
Paivis, Corp.
Edwin Kwong
Interim Chief Executive Officer
Phone: 404-601-2885
www.paivis.com